                                                  TRUST AGREEMENT
                                                  ---------------

         This TRUST  AGREEMENT,  dated as of  December  8, 2004 (this  "Trust  Agreement"),  is among (i)  SOUTHERN
CALIFORNIA EDISON COMPANY,  a California  corporation,  as Depositor (the  "Depositor"),  (ii) CHASE MANHATTAN BANK
USA,  NATIONAL  ASSOCIATION,  a national  banking  association,  as Trustee  (the  "Delaware  Trustee"),  and (iii)
JPMORGAN CHASE BANK,  N.A., a national banking  association,  as Trustee  (jointly with the Delaware  Trustee,  the
"Trustees").  The Depositor and the Trustees hereby agree as follows:

1.       The trust created  hereby (the "Trust")  shall be known as "SCE Trust III" in which name the Trustees,  or the Depositor to the extent provided herein, may engage in the transactions  contemplated  hereby, make and execute contracts, and sue and be sued.

2.       The Depositor hereby assigns,  transfers,  conveys and sets over to the Trust the sum of $10, which amount shall  constitute  the initial  trust  estate.  It is the  intention of the parties  hereto that the Trust  created hereby  constitutes  a statutory  trust under  Chapter 38 of Title 12 of the Delaware  Code,  12 Del. C.ss.3801, et
seq. (the "Statutory  Trust Act"),  and that this document  constitutes the governing  instrument of the Trust. The
Trustees  are  hereby  authorized  and  directed  to execute  and file a  certificate  of trust  with the  Delaware
Secretary of State in accordance with the provisions of the Statutory Trust Act.

3.       The  Depositor,  the Trustees and certain  other  trustees to be  hereafter  appointed  will enter into an amended and restated Trust  Agreement,  satisfactory to each such party and  substantially in a form included as an exhibit to the 1933 Act Registration  Statement (as defined below),  to provide for the  contemplated  operation of the Trust created hereby and the issuance of the Preferred  Securities and Common  Securities  referred to therein.
Prior to the execution and delivery of such amended and restated Trust  Agreement,  the Trustees shall not have any duty or obligation  hereunder or with respect to the trust estate,  except as otherwise  required by applicable law or as may be  necessary  to obtain  prior to such  execution  and  delivery  any  licenses,  consents or  approvals required by applicable law or otherwise.

4.       The Depositor and the Trustees hereby  authorize and direct the Depositor,  as the Depositor of the Trust,
(i) to file with the Securities and Exchange  Commission (the "Commission") and execute,  in each case on behalf of the Trust,  (a) the  Registration  Statement on Form S-3 (the "1933 Act  Registration  Statement"),  including  any pre-effective or  post-effective  amendments to the 1933 Act Registration  Statement,  relating to the registration under the  Securities  Act of 1933,  as amended  (the "1933 Act"),  of the  Preferred  Securities  of the Trust and
certain  other  securities,  (b) any  Prospectus or  Preliminary  Prospectus  relating to the Preferred  Securities required to be filed under the 1933 Act, and (c) a Registration  Statement on Form 8-A (the "1934 Act  Registration
Statement")  (including all pre-effective and  post-effective  amendments  thereto) relating to the registration of the Preferred  Securities  of the Trust under the  Securities  Exchange Act of 1934, as amended;  (ii) to file with the New York  Stock  Exchange  or any other  national  stock  exchange  or The Nasdaq  National  Market  (each,  an
"Exchange")  and  execute  on  behalf of the Trust one or more  listing  applications  and all other  applications, statements,  certificates,  agreements  and other  instruments  as shall be  necessary  or  desirable  to cause the
Preferred  Securities to be listed on any of the  Exchanges;  (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney  for service of process and other  papers and  documents as shall be necessary or desirable to register the Preferred  Securities under the securities or blue sky laws of such  jurisdictions as the Depositor,  on behalf of the  Trust,  may deem  necessary  or  desirable  and (iv) to  execute  on behalf  of the  Trust an  Underwriting
Agreement  relating to the Preferred  Securities,  among the Trust,  the  Depositor,  and the several  Underwriters named therein.  In connection with the filings  referred to above,  the Depositor  hereby  constitutes and appoints
Mary C. Simpson,  George T. Tabata, and Kenneth S. Stewart,  as its true and lawful  attorneys-in-fact  and agents, with full power of  substitution  and  resubstitution,  for the  Depositor or in the  Depositor's  name,  place and stead,  in its  capacity  as  Depositor  of the Trust,  to sign any and all  amendments  (including  post-effective amendments) to the 1933 Act Registration  Statement and the 1934 Act  Registration  Statement and to file the same, with all exhibits  thereto,  and any other documents in connection  therewith,  with the Commission,  each Exchange and any administrators of state securities or blue sky laws, granting unto said  attorneys-in-fact  and agents full power  and  authority  to do and  perform  each and  every  act and thing  requisite  and  necessary  to be done in connection  therewith,  as fully to all intents and purposes as the Depositor  might or could do in person,  hereby ratifying  and  confirming  all  that  said  attorneys-in-fact  and  agents  or any of them,  or  their  respective substitute or substitutes, shall do or cause to be done by virtue hereof.

5.       This Trust Agreement may be executed in one or more counterparts.

6.       The number of Trustees  initially  shall be two (2) and  thereafter  the number of Trustees  shall be such number as shall be fixed from time to time by a written  instrument  signed by the Depositor  which may increase or decrease the number of Trustees;  provided,  however,  that to the extent  required by the Statutory Trust Act, one
Trustee  shall either be a natural  person who is a resident of the State of Delaware or, if not a natural  person, an entity which has its principal place of business in the State of Delaware and otherwise  meets the  requirements of  applicable  Delaware law.  Subject to the  foregoing,  the  Depositor is entitled to appoint or remove  without cause any Trustee at any time.  The Trustees may resign upon thirty (30) days' prior notice to the Depositor.

7.       This Trust  Agreement  shall be governed by, and  construed in accordance  with,  the laws of the State of
Delaware (without regard to conflict of laws principles).

8.       The Delaware  Trustee shall not have any of the powers or duties of the Trustees set forth herein,  except as required  under the  Statutory  Trust Act. The Delaware  Trustee  shall be a Trustee  hereunder for the sole and limited purpose of fulfilling the requirements ofss.3807(a) of the Statutory Trust Act.

9.       The Trust may be  dissolved  and  terminated  before  the  issuance  of the  Preferred  Securities  at the election of the Depositor.  If the 1933 Act Registration  Statement  expires or is otherwise  terminated,  then the
Depositor  shall inform the Trustees  either that (i) the Trust shall be  dissolved,  wound up and  terminated  and that the Trustees  shall  execute and file with the  Delaware  Secretary  of State (at the  Depositor's  expense) a
Certificate of  Cancellation  of the  Certificate of Trust of the Trust,  or (ii) the Trust shall not be dissolved, wound up and terminated due to the fact that the Trust will,  within a reasonable time period,  become  registrants in another 1933 Act Registration Statement relating to Preferred Securities of the Trust.

10.      The  Depositor  hereby  agrees to (i)  reimburse  the  Trustees  for all  reasonable  expenses  (including reasonable fees and expenses of counsel and other experts),  (ii) indemnify,  defend and hold harmless the Trustees and any of the officers, directors, employees

  and agents of the  Trustees  (the  "Indemnified  Persons")  from and against all  losses,  damages,  liabilities, claims, actions, suits, costs, expenses,  disbursements  (including the reasonable fees and expenses of counsel), taxes and  penalties  of any kind and nature  whatsoever  (collectively,  "Expenses"),  to the  extent  that such
  Expenses arise out of or are imposed upon or asserted at any time against such  Indemnified  Persons with respect to the  performance  of this  Trust  Agreement,  the  creation,  operation  or  termination  of the  Trust or the transactions  contemplated  hereby;  provided,  that  the  Depositor  shall  not be  required  to  indemnify  any
  Indemnified Person for any Expenses which are a result of the willful  misconduct,  bad faith or gross negligence of such  Indemnified  Person  and (iii)  advance  to each  such  Indemnified  Person  Expenses  incurred  by such
  Indemnified Person in defending any claim,  demand,  action, suit or proceeding prior to the final disposition of such claim, demand,  action, suit or proceeding upon receipt by the Depositor of an undertaking,  by or on behalf of such Indemnified  Person,  to repay such amount if it shall be determined that such Indemnified  Person is not entitled to be indemnified  therefor under this Section 10. The  obligations of the Depositor  under this Section
  10 shall  survive  the  resignation  or  removal  of either  of the  Trustees,  shall  survive  the  termination, amendment,  supplement,  and/or  restatement  of this Trust  Agreement,  and shall  survive  the  transfer by the
  Depositor of any or all of its interest in the Trust.

                                             [SIGNATURE PAGE FOLLOWS]

         IN WITNESS  WHEREOF,  the parties  hereto have caused this Trust  Agreement to be duly  executed as of the day and year first above written.

                                            SOUTHERN CALIFORNIA EDISON COMPANY, as Depositor

                                            By:      /s/ Mary C.Simpson
                                            -------------------------------------------
                                                     Name:  Mary C. Simpson
                                                     Title:    Assistant Treasurer

                                            JPMORGAN CHASE BANK, N.A., as Trustee

                                            By:      /s/ James M. Foley
                                            --------------------------------------------
                                                     Name:  James M. Foley
                                                     Title:    Assistant Vice President

                                            CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, as Trustee

                                            By:      /s/ John J. Cashin
                                            --------------------------------------------
                                                     Name:      John J. Cashin
                                                     Title:     Vice President